Exhibit (g)(18)

APPENDIX A

TO CUSTODIAN AGREEMENT

BETWEEN

THE NORTHERN TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF June 6, 2014

Trust	Fund	Effective
Fidelity Advisor Series I	Fidelity Advisor Series Equity Growth Fund	June 4, 2014
Fidelity Advisor Series VIII	Fidelity Advisor Overseas Fund	March 19, 2007
Fidelity Commonwealth Trust	Fidelity Mid-Cap Stock Fund	January 1, 2007
Fidelity Devonshire Trust	Fidelity Advisor Series Equity-Income Fund	December 6, 2012
Fidelity Devonshire Trust	Fidelity Equity-Income Fund	January 1, 2007
Fidelity Devonshire Trust	Fidelity Series All-Sector Equity Fund	October 5, 2008
Fidelity Devonshire Trust	Fidelity Series Equity-Income Fund	December 6, 2012
Fidelity Financial Trust	Fidelity Equity Dividend Income Fund	January 1, 2007
Fidelity Financial Trust	Fidelity Independence Fund	March 26, 2007
Fidelity Salem Street Trust	Fidelity Series Global ex U.S. Index Fund	September 29, 2009
Fidelity Hastings Street Trust	Fidelity Advisor Series Growth & Income Fund
Fidelity Hastings Street Trust	Fidelity Fund	January 1, 2007
Fidelity Hastings Street Trust	Fidelity Series Growth & Income Fund
Fidelity Investment Trust	Fidelity Emerging Markets Discovery Fund	October 17, 2011
Fidelity Investment Trust	Fidelity International Capital Appreciation Fund	March 19, 2007
Fidelity Investment Trust	Fidelity International Discovery Fund	March 19, 2007
Fidelity Investment Trust	Fidelity International Small Cap Opportunities Fund	January 1, 2007
Fidelity Investment Trust	Fidelity International Value Fund	March 19, 2007
Fidelity Investment Trust	Fidelity Japan Smaller Companies Fund	March 26, 2007
Fidelity Investment Trust	Fidelity Series Emerging Markets Fund	October 5, 2008
Fidelity Investment Trust	Fidelity Emerging Asia Fund	March 19, 2007
Fidelity Investment Trust	Fidelity Total Emerging Markets Fund	October 17, 2011
Fidelity Mt. Vernon Street Trust	Fidelity Growth Strategies Fund	March 26, 2007
Fidelity Securities Fund	Fidelity Growth & Income Portfolio	February 4, 2011
Fidelity Securities Fund	Fidelity OTC Portfolio	March 26, 2007
Fidelity Securities Fund	Fidelity Series Real Estate Income Fund	March 13, 2011
Fidelity Summer Street Trust	Fidelity Export and Multinational Fund	June 29, 2007
Variable Insurance Products Fund	Equity-Income Portfolio	January 1,2007
Variable Insurance Products Fund II	Disciplined Small Cap Portfolio	January 1,2007

Notes:

Addition of Fidelity Advisor Series I: Fidelity Advisor Series Equity Growth Fund effective June 4, 2014.

Each of the Investment Companies Listed on Appendix "A" Attached hereto, on Behalf of each of Their Respective Portfolios

By: /s/ Adrien Deberghes

Name: Adrien Deberghes

Title: Deputy Treasurer - Equity and High Income Funds

Assistant Treasurer - Fixed Income and Asset Allocation Funds

The Northern Trust Company By: /s/ James E Haghey_ Name: James E. Haghey Title: Vice President